UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  June 20, 2005
                Date of Report (Date of earliest event reported)


                                Aerotelesis Inc.
             (Exact name of registrant as specified in its charter)


       Delaware                   0-5014                  95-2554669
    ----------------          ----------------         -----------------
    (State or other           (Commission File         (IRS Employer
    jurisdiction of              Number)              Identification No.)
    incorporation)


           1554 S Sepulveda Blvd Ste 118
            Los Angeles CA                         90025
----------------------------------------        ----------
(Address of principal executive offices)        (Zip Code)

                                 (310) 235-1727
               --------------------------------------------------
               Registrant's telephone number, including area code


                                      None
          ------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On June 20, 2005, Registrant's certifying accountant, Clyde Bailey, PC, resigned due to health and other reasons. On June 20, 2005, Killman, Murrell * Company P.C. was appointed to serve as Registrant's certifying accountant.

Clyde Bailey's audit report on the financial statements for the year ended March 31, 2004 did not contain any adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles.

The decision to change auditors was approved by the Board of Directors based solely on the reason that Clyde Bailey, PC, resigned for health reasons.

There have been no disagreements with Clyde Bailey PC, on any matter of accounting principles or practices, financial statement disclosure, or auditing scopes or procedures.

Registrant has engaged the services of Killman, Murrell & Company, as its principal accountant to audit and certify its financial statements for the year ended March 31, 2005. Such engagement was confirmed by the unanimous consent of the Board of Directors' dated June 20, 2005.

Registrant has provided Clyde Bailey, PC with a copy of the disclosures it is making in response to this item and requested he furnish a letter addressed to the Commission stating whether he agrees with its statements, which Mr. Bailey did. A copy of the letter is attached hereto and incorporated herein by this reference as Exhibit 99.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

c) Exhibits:

Exhibit No.      Description
----------       -----------
   99            Letter of former accountant, Clyde Bailey, PC


                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Aerotelesis Inc.

Date: June 20, 2005               By: /s/ Joseph Gutierrez
                                      --------------------
                                      Joseph Gutierrez, President CFO